UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2012

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mr. Robert H. Smith, a current member of the Board of Directors for Cirrus Logic, Inc. (the "Company"), will not run for reelection to the Board at the Company’s next annual meeting and plans to retire from the Board as of the date of the 2012 Annual Meeting of Stockholders, which is scheduled for July 26, 2012.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2012, the Board of Directors for Cirrus Logic, Inc. (the "Company") adopted an amendment to Section 3.2 of the Company’s Bylaws, to provide that the number of directors of the Company shall be fixed by a duly adopted resolution of the Board. In addition, the Board repealed Section 7.3 of the Bylaws, which required the Board to present a full and clear statement of the business and condition of the corporation at the Company’s annual meeting. The amendments took effect immediately upon adoption by the Board of Directors. A copy of the Bylaws of the Company, as amended and restated, is attached hereto as Exhibit 3.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

May 30, 2012	By:	Thurman K. Case

Name: Thurman K. Case
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	The Bylaws of the Company, as amended and restated.